1165(e) PLAN ADOPTION AGREEMENT

                   MASTER DEFINED CONTRIBUTION RETIREMENT PLAN

                     AMENDED EFFECTIVE AS OF JANUARY 1, 1998

                    BY executing this Adoption Agreement the Employer is adopting a profit sharing plan with optional Section 1165(e) provisions for the benefit of its Employees. The Employer's Plan is comprised of: (i) the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan Document or the Employer's Defined Contribution Retirement Plan Document; (ii) the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan Master Trust and/or the Employer's Defined Contribution Retirement Plan Trust; and (iii) this Adoption Agreement. The terms used in this Adoption Agreement, as well as the rules to be complied with in connection with the Plan, are fully explained in the Master Plan Document or the Employer's Plan Document. When signing this Adoption Agreement, if applicable, the Employer has received copy of the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan and the Master Plan's Summary Plan Description. The Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan Master Trust is available upon request at Banco Popular's main offices in Hato Rey, Puerto Rico.







                         1165(e) PLAN ADOPTION AGREEMENT
                   MASTER DEFINED CONTRIBUTION RETIREMENT PLAN
                COPYRIGHT(c) 1998 BY BANCO POPULAR DE PUERTO RICO




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================================================================================
EMPLOYER INFORMATION
--------------------------------------------------------------------------------

NAME OF EMPLOYER:          GM GROUP, INC.
                    ------------------------------------------------------------
ADDRESS:      PO BOX 364527
         -----------------------------------------------------------------------
              SAN JUAN PR  00936-4527
--------------------------------------------------------------------------------

TELEPHONE:    (787) 751-4343            TELEFAX:      (787) 751-4970
           ----------------------------           ------------------------------

PERSON FOR BANCO POPULAR DE PUERTO RICO TO CONTACT:  EDWIN RIVERA,
                                                     VICEPRESIDENTE RECURSOS
                                                     HUMANOS
                                                    ----------------------------
EMPLOYER TAX IDENTIFICATION NUMBER:        66-0449729
                                    --------------------------------------------
TYPE OF BUSINESS:

        -->  Corporation

Employer's taxable year:

        -->  Fiscal Year ending on     November 30
                                    --------------------------------------------


================================================================================
GENERAL PLAN INFORMATION
--------------------------------------------------------------------------------

PLAN NAME

     GMG RETIREMENT & SAVINGS PLAN (formerly GM Group, Inc. Coda Profit
                                    Sharing Plan)
--------------------------------------------------------------------------------
(Employer's name and type of plan)

ADOPTION OR AMENDMENT OF PLAN
By signing this Adoption Agreement the Employer:

     --> Adopts the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan and its Master Trust

EFFECTIVE DATE

The effective date of the amendment is:       JANUARY 1st, 2000
                                       -----------------------------------------
                                                       (month/day/year)
(cannot be earlier than the first day of the Plan Year in which the Employer signs this Adoption Agreement).

The effective date of the original plan was:     JANUARY 1st, 1996
                                            ------------------------------------
                                                      (month/day/year)

PLAN YEAR

The Plan Year will be a calendar year unless the Employer elects otherwise by checking the box below:

   The Plan Year shall begin on   JANUARY 1     and end on   DECEMBER 31
                                ---------------            ---------------
                                  (month/day)                (month/day)

ACCOUNTING METHOD

The Plan shall use the cash basis accounting method.



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================================================================================
ELIGIBILITY FOR PLAN PARTICIPATION
--------------------------------------------------------------------------------

WAIVER OF REQUIREMENTS FOR NEW PLANS

Each Employee employed on the Effective Date is automatically eligible to participate. Employees hired after the Effective Date are eligible upon satisfying any service and/or age requirements specified below:

AGE REQUIREMENT. An employee must fulfill the following age requirement to become a Participant:

   Minimum age      18       (not greater than 21).
               -------------

SERVICE REQUIREMENTS. An employee must fulfill the following service requirement to become a Participant:

   One year of service.

METHOD FOR CALCULATING YEAR OF SERVICE.

   --> ELAPSED TIME METHOD. An Employee's service will be determined using the elapsed time method, as described in Article 3 of the Master Plan document or the Employer's Individual Plan Document.

PREDECESSOR EMPLOYERS. Service with the following predecessor employers will be treated as service with the Employer:

     AFFILIATES OF POPULAR INC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


================================================================================
ENTRY DATES
--------------------------------------------------------------------------------

An Employee may elect to become a Participant and start making Employee Contributions on any entry date on or after he or she satisfies the Plan's eligibility requirements.

INDICATE THE PLAN'S ENTRY DATES:

   --> QUARTERLY ENTRY DATES. The first day of each of the first, fourth, seventh and tenth months of the Plan Year is an entry date.


================================================================================
COMPENSATION
--------------------------------------------------------------------------------

For purposes of the Participant's contribution to the Plan, a Participant's Compensation shall mean the total compensation that is currently includible in income for income tax purposes paid to him by the Employer during a Plan Year. Compensation for purposes of the Employer's Profit Sharing and Matching Contributions, will be basic Compensation, this is, Compensation will EXCLUDE the following items:

   -->   OVERTIME
   -->   COMMISSIONS
   -->   INCENTIVES
   -->   BONUSES
   -->   OTHER THAN BASE SALARY


                                                                               4

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================================================================================
CONTRIBUTIONS
--------------------------------------------------------------------------------

PROFIT SHARING CONTRIBUTIONS

For each Plan Year in which this Plan is in effect the Employer may make contributions to the Trust in one or more installments out of its Net Profits (as defined in section 6.2c.(3) of the Plan) for the Plan Year, in such amounts as the Employer may determine (if any). The Plan Year for which each contribution is made shall be designated at the time of the contribution. Profit-Sharing Contributions may not exceed the lesser of Employer's Net Profits or 15% of a Participant's Compensation in any Plan Year.

EMPLOYEE CONTRIBUTIONS

Participants may make contributions as follows:

   --> PRE-TAX CONTRIBUTIONS AND/OR AFTER-TAX CONTRIBUTIONS, AT THE ELECTION OF THE PARTICIPANT.

o Pre-Tax Contributions in a Plan Year may not exceed 10% of Compensation or $8,000, in 1998 and thereafter whichever is less.

o After-Tax Contributions in a Plan Year, if authorized, may not exceed 10% of the aggregate compensation paid to the employee during all the years he or she has been a Plan Participant.

o Pre-Tax Contributions and/or After-Tax Contributions may not commence prior to the date the Plan is adopted.

MATCHING CONTRIBUTIONS

The Employer will make a Matching Contribution equal to .50 cents for each dollar of a Participant's:

         -->   PRE-TAX CONTRIBUTIONS.

          However, the Employer will not make Matching Contributions above 6% of the Participant's basic Compensation. Matching Contributions will not exceed 30% of the Participant's maximum allowable pre-tax contribution.

QUALIFIED MATCHING AND NON-ELECTIVE CONTRIBUTIONS

Qualified Matching Contributions and Qualified Non-Elective Contributions, as defined in the Master Plan Document or the Employer's Plan Document, will be taken into account for purposes of calculating the Actual Deferral Percentages of Non-Highly Compensated Employees to the extent necessary to meet the Actual Deferral Percentage test.

ROLLOVER CONTRIBUTIONS

The Plan's Trustee shall be authorized to receive rollover contributions,

    --> EVEN IF THE EMPLOYEE HAS NOT MET THE PARTICIPATION REQUIREMENTS OF THE PLAN AS OF THE DATE OF THE CONTRIBUTION.



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================================================================================
VESTING
--------------------------------------------------------------------------------

PRE-TAX AND/OR AFTER-TAX CONTRIBUTIONS

o    Pre-Tax and/or After-Tax Contributions are always 100% vested.

MATCHING CONTRIBUTIONS AND/OR PROFIT SHARING CONTRIBUTIONS

o Matching Contributions and/or Profit Sharing Contributions will vest in accordance with the following vesting schedule:

                                                    Graded Vesting Table
                                              --------------------------------
                                                  (1)               (2)
                                                YEARS OF           VESTED
                                                SERVICE          PERCENTAGE

                                              Less than 1             0
                                              --------------------------------

                                              At least 1             20
                                              --------------------------------
GRADED VESTING.  Participants are vested
in accordance with the following vesting      At least 2             40
schedule:                                     --------------------------------

                                              At least 3             60
                                              --------------------------------

                                              At least 4             80
                                              --------------------------------

                                              At least 5            100
                                              --------------------------------

YEARS OF SERVICE EXCLUDED IN DETERMINING VESTED PERCENTAGES. None.


================================================================================
LOANS
--------------------------------------------------------------------------------

     -->  LOANS TO PARTICIPANTS FROM THE PLAN ARE NOT PERMITTED.


================================================================================
IN-SERVICE WITHDRAWALS
--------------------------------------------------------------------------------

The following provisions will govern the availability of in-service withdrawals from a Participant's accounts. See Article 9 of the Plan document for additional details, including definitions and limitations.

     o PROFIT SHARING CONTRIBUTIONS. In-service withdrawals from Profit Sharing Contributions will not be allowed.

     o PRE-TAX CONTRIBUTIONS. In-service withdrawals from Pre-Tax Contributions will only be allowed in case of a financial hardship as such term is defined in
Article 9.1 of the Master Plan Document or the Employer's Individual Plan Document.

     o AFTER-TAX CONTRIBUTIONS. In-service withdrawals from After-Tax Contributions will be allowed for any reason.

     o MATCHING CONTRIBUTIONS. In-service withdrawals from Matching Contributions will not be allowed.

     o ROLLOVER CONTRIBUTIONS. Refer to Article 9 of the Master Plan document.


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

FINANCIAL HARDSHIP. An in-service withdrawal will be on account of financial hardship only if the Participant has an immediate and heavy financial need and the withdrawal is necessary to meet such need. A withdrawal will be deemed to be on account of an immediate and heavy financial need if it is occasioned by:

     o a deductible medical expense incurred by the Participant or his spouse, children or dependent; (not reimbursed by medical insurance or otherwise);

     o purchase of the Participant's principal residence (not including mortgage payments);

     o tuition payments for the next semester or quarter of post-secondary education for the Participant or his spouse, child or dependent;

     o rent or mortgage payments to prevent the Participant's eviction from or the foreclosure of the mortgage on his principal residence; or

     o such other event or circumstances as the Puerto Rico Secretary of the Treasury through regulations may permit.

A Participant must establish to the Plan Administrator's satisfaction both that the Participant has an immediate and heavy financial need and that the withdrawal is necessary to meet the need.

The Trustee and the Plan Administrator shall agree as to the most convenient way of administering the financial hardship provisions of the Plan.

A Participant who makes a withdrawal on account of a financial hardship may not make Pre-Tax Contributions or After-Tax Contributions hereunder (or under any other Plan maintained by the Employer) for a period of 12 months following the date of the in-service withdrawal.

PAYMENT. Participants' in-service withdrawal request shall be paid on or before the last day of each:

     -->  MONTH


================================================================================
RETIREMENT AGE
--------------------------------------------------------------------------------

NORMAL RETIREMENT AGE. A Participant will be fully vested and may retire after the latter of: reaching age 65 or the fifth anniversary of the first day of the Plan Year in which he/she commenced participation in the Plan.

DISABILITY RETIREMENT. A Participant will be fully vested and may retire before normal retirement upon becoming disabled.

EARLY RETIREMENT AGE.

     --> A PARTICIPANT WILL BE FULLY VESTED AND MAY RETIRE PRIOR TO NORMAL RETIREMENT AGE UPON REACHING AGE 55 AND COMPLETING 10 YEARS OF SERVICE.


DISTRIBUTION OF VESTED BENEFITS BEFORE RETIREMENT, DEATH OR DISABILITY.

If the Participant terminates his employment with the Employer before reaching his normal or early retirement age, becoming disable or dying, Participant shall be allowed to apply for an early distribution of his plan benefits.

================================================================================
DISTRIBUTION OF BENEFITS
--------------------------------------------------------------------------------

Upon becoming entitled to the distribution of this Plan's benefits, the Participants or their authorized representative must request from the Employer that their benefits be distributed. In such request, the Participant, or his or her authorized representative, must elect one of the following payment alternatives:

     -->  LUMP-SUM CASH DISTRIBUTION


================================================================================
TIME OF PAYMENT
--------------------------------------------------------------------------------

When a Participant retires, becomes disabled or dies, the distribution of his benefits shall commence:

     --> AS SOON AS IT IS ADMINISTRATIVELY FEASIBLE FOLLOWING THE DATE IN WHICH THE PARTICIPANT REQUESTS THE DISTRIBUTION OF HIS OR HER BENEFITS OR SUCH AMOUNT BECOMES PAYABLE.

If the Plan Participant terminates his employment for a reason other than death, disability, or retirement payments shall commence:

     --> AS SOON AS IT IS ADMINISTRATIVELY FEASIBLE FOLLOWING THE DATE IN WHICH THE PLAN PARTICIPANT REQUESTED THE DISTRIBUTION OF HIS OR HER BENEFITS OR SUCH AMOUNT BECOMES PAYABLE.


================================================================================
INVESTMENT FUNDS
--------------------------------------------------------------------------------

Investment  Funds  shall be  those  selected  by the  Employer  on the  separate
Investment Funds Selection Form. All investment instructions as to each Participant's accounts will be directed by the Participant. However, if no investment instructions are provided by the Participant, the Participant's accounts will be invested in equal proportions among the investment funds chosen by the Employer.

       For purposes of the Plan, the Trustee shall be considered as a directed trustee.


================================================================================
PARTICIPANT'S INVESTMENT INSTRUCTIONS
--------------------------------------------------------------------------------

 --> The Participants will be allowed to modify or suspend their investment instructions on a monthly basis, other changes may be made on a quarterly basis (1st of January, April, July and October).


================================================================================
PARTICIPANT'S CONTRIBUTIONS TO THE PLAN
--------------------------------------------------------------------------------

      The Participants will be allowed to modify their pre-tax and/or their after-tax contributions to the Plan on a quarterly basis (1st of January, April, July and October).



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================================================================================
PLAN ADMINISTRATION
--------------------------------------------------------------------------------

PLAN ADMINISTRATOR. The Employer is the legal Plan Administrator under ERISA. Specify one or more officers, partners, Employees or other persons to perform the functions of the Plan Administrator:

      Guillermo L. Martinez, Julio J. Pascual, Edwin Rivera Garcia
--------------------------------------------------------------------------------
      and Angel C. Carballo
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Each person selected must submit a specimen signature. Any such appointment may be changed by written notice.


================================================================================
MASTER TRUST
--------------------------------------------------------------------------------

By executing this Adoption Agreement the Employer adopts the Master Trust established by Banco Popular de Puerto Rico to carry out the purposes of the Plan and thus retains Banco Popular as Trustee. The terms of the Trust and corresponding fees are contained in the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan, Master Trust and Fee Schedule respectively, which are incorporated by reference into this Adoption Agreement.


================================================================================
RECORDKEEPER
--------------------------------------------------------------------------------

By executing this Adoption Agreement, the Employer retains Banco Popular de Puerto Rico as Record-keeper of the Plan pursuant to the Record-keeping Agreement and Fee Schedule incorporated by reference into this Adoption Agreement.


================================================================================
RECORDKEEPER AND TRUSTEE'S FEES
--------------------------------------------------------------------------------

By executing this Adoption Agreement, the Employer agrees to retain Banco Popular de Puerto Rico as Recordkeeper and, if applicable, as Trustee of the Plan, for an initial minimum period of three years. This Agreement shall renew automatically for an indefinite period of time. The Employer may terminate this Agreement at any time subject to a written termination notice received by Banco Popular at least thirty days prior to the effective date of termination. If termination occurs during the initial three year period, the Employer agrees to compensate Banco Popular with a termination fee equal to three times the total annual fees minus any amount already satisfied in connection with the services rendered since the effective date of this agreement. Banco Popular may change the Fee Schedule from time to time and shall provide written notification to the Employer.


================================================================================
VALUATING OF PARTICIPANT'S ACCOUNTS
--------------------------------------------------------------------------------

     -->  THE PARTICIPANT'S ACCOUNTS SHALL BE VALUED QUARTERLY.

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================================================================================
PARTICIPANT'S ACCOUNT STATEMENTS
--------------------------------------------------------------------------------

     --> THE PARTICIPANTS SHALL BE PROVIDED WITH A STATEMENT OF THEIR ACCOUNT ON A QUARTERLY BASIS.


================================================================================
EXECUTION OF ADOPTION AGREEMENT
--------------------------------------------------------------------------------

EMPLOYER

Name of Employer:         G M GROUP, INC.
                    ------------------------------------------------------------
Signed:                   /s/ ANGEL C. CARBALLO
        ------------------------------------------------------------------------
Print name and title:     Angel C. Carballo, Senior Vice President
                     -----------------------------------------------------------

--------------------------------------------------------------------------------
Date:    January 11, 2000
     ---------------------------------------------------------------------------

RESPONSIBILITIES OF EMPLOYER

The Employer understands that, by establishing this Plan, it will have certain legal responsibilities for which neither the Trustee nor the Plan Sponsor will be responsible. The Employer also understands that it will be solely responsible for any taxes, costs or expenses arising from the disqualification of the Employer's Plan. The Employer warrants that it has obtained legal and tax advice to the extent the Employer deems necessary before signing this Adoption Agreement.

TRUSTEE

Name of Trustee:         BANCO POPULAR DE PUERTO RICO
                  --------------------------------------------------------------
Address:                 209 PONCE DE LEON AVE. SUITE 400 HATO REY PR 00918
                  --------------------------------------------------------------
Signed:                  /s/ MARYVETTE VELAZQUEZ TORRES
                      ----------------------------------------------------------
Print name and title:    MARYVETTE VELAZQUEZ TORRES
                      ----------------------------------------------------------
                         VICE PRESIDENT AND TRUST OFFICER
                      ----------------------------------------------------------
Date:     January 12, 2000
     ---------------------------------------------------------------------------

The identifying number for the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan document is 01 and for this Adoption Agreement is
102. The Plan Sponsor is (insert Employer's name and address)

     GM GROUP, INC. PO BOX 364527, SAN JUAN, PR 00936-4527
-------------------------------------------------------------------------------.

Banco Popular de Puerto Rico will notify you if it amends or discontinues this Master Plan.

The Employer should insure that this Adoption Agreement has been filled out completely and properly. Failure to do so may result in Plan disqualification.



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                    EMPLOYER'S SELECTION OF INVESTMENT FUNDS
                    ----------------------------------------


Employer Name:   G M GROUP, INC.
              ------------------------------------------------------------------
Plan Name:       GMG RETIRMENT & SAVINGS PLAN
           ---------------------------------------------------------------------

The Employer selects the following Investment Funds for the above named plan:
(At least three.)

1.               VANGUARD TOTAL BOND MARKET INDEX
                 ---------------------------------------------------------------
2.               FIDELITY ADVISOR INSTITUTIONAL EQUITY GROWTH
                 ---------------------------------------------------------------
3.               VANGUARD WINDSOR II
                 ---------------------------------------------------------------
4.               BANKERS TRUST INVESTMENT INTERNATIONAL EQUITY
                 ---------------------------------------------------------------
5.               DREYFUS EMERGING LEADERS
                 ---------------------------------------------------------------
6.               POPULAR INC, COMMON STOCK
                 ---------------------------------------------------------------

In San Juan, Puerto Rico on the 11 day of January, 2000.


EMPLOYER

         Name of Employer:          G M GROUP, INC.

         Signed:                    /s/ ANGEL C. CARBALLO
                                    --------------------------------------------

         Print name and Title:      Angel C. Carballo, Senior Vice President

         Date:                      January 11, 2000

TRUSTEE

         Name of Trustee:           BANCO POPULAR DE PUERTO RICO

         Signed:                    /s/ MARYVETTE VELAZQUEZ TORRES
                                    --------------------------------------------

         Print name and Title:      MARYVETTE VELAZQUEZ TORRES, VICE PRESIDENT


         Date:                      January 12, 2000


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